As filed with the Securities and Exchange Commission on December 14, 2006
                                                  Registration No.

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
- - - - - - - - - -

HAUPPAUGE DIGITAL INC.
(Exact name of registrant as specified in its charter)

Delaware	11-3227864
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

91 Cabot Court
Hauppauge, New York 11788
(631) 434-1600
(Address of principal executive offices)

Hauppauge Digital Inc. Employee Stock Purchase Plan
(Full title of plan)

Mr. Kenneth Plotkin
Chairman of the Board and
Chief Executive Officer
Hauppauge Digital Inc.
91 Cabot Court
Hauppauge, New York 11788
(Name and address of agent for service)

(631) 434-1600
(Telephone number, including area code, of agent for service)
- - - - - - - - - -
Copies to:
Herbert W. Solomon, Esq.
Meltzer, Lippe, Goldstein & Breitstone, LLP
190 Willis Avenue
Mineola, New York 11501
(516) 747-0300
Fax (516) 747-0653

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of	Amount to	maximum	price maximum
securities to	to be	offering price	aggregate	Amount of
be registered	registered(a)(b)	per share(c)	offering price (c)	Registration Fee (c)

Common Stock,
par value $.01
per share	320,000	$6.14	$1,964,800	$211.00

(a)	The Hauppauge Digital Inc. employee stock purchase plan (the “Plan”) authorizes the issuance of an aggregate of 420,000 shares of common stock, par value $0.01 of Hauppauge Digital Inc. (the “Company”) (the “Common Stock”) of which 320,000 shares are being registered hereunder and 100,000 shares were previously registered on September 29, 2000.

(b)	The Registration Statement shall also cover any additional shares of the Registrant’s Common Stock issued pursuant to the Plan by reason of any stock dividend, stock split, recapitalization, or any other similar transactions effective without the receipt of consideration which results in an increase in the Registrant’s outstanding shares of Common Stock.

(c)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon the closing price of the Common Stock as reported on the NASDAQ National Market on December 12, 2006.

EXPLANATORY NOTE AND STATEMENT PURSUANT TO GENERAL INSTRUCTION E

           Pursuant to General Instruction E of Form S-8, the Company is filing this Registration Statement with the Securities and Exchange Commission to register an additional 320,000 shares of the Company’s Common Stock, under the Plan. Pursuant to General Instruction E, the contents of the Company’s registration statement on Form S-8 (File No. 333-46910) as filed on September 29, 2000 for 100,000 shares is hereby incorporated by reference into this registration statement. This Registration Statement also supercedes and replaces the following post-effective amendments to the aforesaid Registration Statement: post-effective Amendment No. 1 filed December 4, 2002, post-effective Amendment No. 2 filed December 17, 2004 and post-effective Amendment No. 3 filed November 6, 2006. 80,000 shares were registered with respect to each of the first two post-effective Amendments and 160,000 shares with respect to post-effective Amendment No. 3 and these are the shares included in this Registratiion Statement. A total of 146,610 shares of Common Stock have been issued under the Plan to date.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

           Item 3. Incorporation of Documents by Reference

           There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission by the Company:

(1)	The Company’s Annual Report on Form 10-K for the year ended September 30, 2005 filed on December 29, 2005 pursuant to Section 13(a) of the Securities Exchange Act of 1934;

(2)	The Company’s Definitive Proxy Statement on Form DEF 14A filed on September 25, 2006;

(3)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (1) above inclusive of the Form 10Q’s for the company’s quarters ended December 31, 2005, March 31, 2006 and June 30, 2006 and the Form SK’s for December 6 and 28, 2005, February 13, 2006, May 15, 2005, August 11, 2006 and October 17 and 18 (2 filed), 2006; and

(4)	The description of the Company’s Common Stock contained in the Registration Statement on Form 8-A filed on December 13, 1994, pursuant to Section 12(g) of the Exchange Act, and any further amendment or report filed hereafter for the purpose of updating the description.

                    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates all securities offered have been sole or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated supercedes such statement. Any statement so modified or superceded shall not be deemed, except as modified or superceded, to constitute a part of this Registration Statement.

          Item 8. Exhibits

4.1	Hauppauge Digital Inc. Employee Stock Purchase Plan. (Previously filed[1] .)

4.1.1	Amendment to Hauppauge Digital Inc.’s Employee Stock Purchase Plan. (Previously filed[1] .)

4.1.2	Second Amendment to Hauppauge Digital Inc. Employee Stock Purchase Plan. (Previously filed[1] .)

4.1.3	Third Amendment to Hauppauge Digital Inc. Employee Stock Purchase Plan. (Previously filed[1] .)

5.1	Opinion of Meltzer, Lippe, Goldstein & Breitstone, LLP as to the legality of the securities being offered.

23.1	Consent of BDO Seidman, LLP.

23.2	Consent of Meltzer, Lippe, Goldstein & Breitstone, LLP.

-----------------------------------
1 See the Company’s definitive Proxy Statement filed September 25, 2006.

          Item 9. Undertakings.

                    (a)      The undersigned Registrant hereby undertakes:

                              (1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                        (i)      to include any prospectus required by Section 10(a)(3) of the Securities Act;

                                        (ii)     to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                                        (iii)    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

                     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                              (2)      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                              (3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    (b)      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (c)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

                     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in Hauppauge, State of New York, on December 12, 2006.

HAUPPAUGE DIGITAL INC.
By: /s/ Kenneth Plotkin	By: /s/ Gerald Tucciarone
Kenneth Plotkin, Chief Executive Officer	Gerald Tucciarone, Treasurer
Chairman of the Board,	and Chief Financial Officer
Vice-President of Marketing	(Principal Financial and
(Principal Executive Officer)	Accounting Officer)
Officer

                Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Company and in the capacities and as of the date indicated above.

/s/ Kenneth Plotkin
Kenneth Plotkin - Director

Bernard Herman - Director

/s/ Robert S. Nadel
Robert S. Nadel - Director

/s/ Christopher G. Payan
Christopher G. Payan - Director

/s/ Neal Page
Neal Page - Director

/s/ Seymour G. Siegel
Seymour G. Siegel - Director

EXHIBIT INDEX

Exhibit Number	Description

4.1	Hauppauge Digital Inc. Employee Stock Purchase Plan. (Previously filed[1] .)

4.1.1	Amendment to Hauppauge Digital Inc. Employee Stock Purchase Plan. (Previously filed[1] .)

4.1.2	Second Amendment to Hauppauge Digital Inc. Employee Stock Purchase Plan. (Previously filed[1] .)

4.1.3	Third Amendment to the Hauppauge Digital Inc. Employee Stock Purchase Plan. (Previously filed[1] .)

5.1	Opinion of Meltzer, Lippe, Goldstein & Breitstone, LLP as to the legality of the securities being offered.

23.1	Consent of BDO Seidman, LLP.

23.2	Consent of Meltzer, Lippe, Goldstein & Breitstone, LLP.

1 See the Company’s definitive Proxy Statement on Form 14-A filed September 25, 2006.